Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles A. Blixt, Guy M. Blynn and McDara P. Folan III, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Reynolds American Inc. (the “Registrant”) to comply with the Securities Act of 1933 (the “1933 Act”) and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of the Registration Statements on Form S-8 under the 1933 Act relating to (i) the Equity Incentive Award Plan for Directors of Reynolds American Inc. and Subsidiaries, (ii) the Reynolds American Inc. Long-Term Incentive Plan, and (iii) the Reynolds American Capital Investment Plan and the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco in Puerto Rico, including specifically but without limitation, power and authority to sign the name of the undersigned to each such registration statement, and any amendments to each such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned directors and officers of the Registrant have hereunto set their hands this 30th day of July 2004.

SIGNATURE	TITLE

/s/ Andrew J. Schindler
Executive Chairman and Director
Andrew J. Schindler

/s/ Susan M. Ivey
President, Chief Executive Officer and Director
Susan M. Ivey	(principal executive officer)

/s/ Dianne M. Neal
Executive Vice President and Chief Financial Officer
Dianne M. Neal	(principal financial officer)

/s/ Thomas R. Adams
Senior Vice President and Chief Accounting Officer
Thomas R. Adams	(principal accounting officer)

SIGNATURE	TITLE

/s/ Betsy S. Atkins
Director
Betsy S. Atkins

/s/ John T. Chain, Jr.
Director
John T. Chain, Jr.

/s/ E.V. Goings
Director
E.V. Goings

Director
Nana Mensah

/s/ Robert S. Miller, Jr.
Director
Robert S. Miller, Jr.

/s/ Antonio Monteiro de Castro
Director
Antonio Monteiro de Castro

/s/ H.G.L. Powell
Director
H.G.L. Powell

/s/ Joseph P. Viviano
Director
Joseph P. Viviano

/s/ Thomas C. Wajnert
Director
Thomas C. Wajnert

/s/ Neil R. Withington
Director
Neil R. Withington